CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE ISSUER TREATS AS PRIVATE OR CONFIDENTIAL

Amendment 03

Sublease Agreement NO. C20756

between

SPACE FLORIDA

and

STARFIGHTERS INTERNATIONAL INC.

This Amendment 03 to Sublease Agreement C20756 is entered into as of June 1, 2025 (the "Effective Date") by SPACE FLORIDA, and Starfighters International Inc.

("Company"), and amends the Sublease Agreement entered into by the parties on June 1, 2022 (herein after referred to as "Agreement").

In consideration of the mutual covenants and conditions set forth herein and, in the Agreement identified above, the parties hereby agree to amend the Agreement as follows:

1. Section 1. Site Occupant Lease Agreement. During the Term of this Agreement, Per Attachment A, page 1 Rev 02/24/25, Landlord hereby grants Tenant use of the following: 2,500 sq. ft. of area beside the Aircraft Ground Equipment Shed (16-2362); and ~~10,000~~ 11,069 sq. ft. of the RLV Hangar Flight Vehicle Facility (J6-2466), hereinafter referred to as ("the Tenant Premises"). ~~If Starfighter property remains outside the Tenant Premises for more than 24 hours, a $100 will be applied per day for each occurrence~~. If Tenant utilizes any additional area outside the designated Tenant Premises (the "Additional Space") without prior written consent of Landlord, Tenant shall be charged a fee of $500.00 per day. This Additional Space is intended for temporary, overflow, or mission-specific operations and shall not be construed as an amendment to the Tenant's leased premises under the existing agreement. Use of the Additional Space shall comply with all applicable terms and conditions of the primary lease, including insurance and indemnity provisions.

2. Section 4. Lease, Permitted Use, Priority Use.

(i) Landlord is required to provide priority use and scheduling for major NASA and U.S. Department of Defense operations that require access to and use of the SLF. Tenant acknowledges that NASA may invoke its right to priority use at any time during the Term of this Lease. Within 48 hours of such priority use request, Tenant shall clear all Tenants owned assets and equipment from the requested portion of leased area. In the event a scheduling conflict arise between two commercial users, Landlord, in its sole discretion, shall determine the priority as between the two users. This Lease does not obligate Landlord to seek alternative property or services under the jurisdiction of Landlord at other locations.

3. Section 5. Term is hereby extended to May 31, 2026.

4. Section 6. Rent, Security Deposit, Fees and Costs

(b) Rent. Tenant shall pay the following:

1. RLV Hangar Flight Vehicle Facility (J6-2466): the RLV Hangar consists of 50,000 square feet. Tenant shall have access to ~~10,000~~ 11,069 sq. ft. of the RLV Hangar in conjunction with the Tenants Permitted Use. Tenant shall pay Ten Dollars ($10.00) per sq. ft. for ~~10,000~~ 11,069 sq. of the RLV Hangar per year for a total annual rate of ~~One Hundred Thousand Dollars ($100,000.00)~~ One Hundred Ten Thousand Six Hundred Ninety Dollars ($110,690.00), which shall be paid monthly in the amount of ~~Eight Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($8,333.33)~~ Nine Thousand Two Hundred Twenty-Four Dollars and Seventeen Cents ($9,224.17), plus applicable sales tax or other taxes.

i. RLV Hangar Common Area Maintenance (CAM) Fee. Tenant shall pay Five Dollars ($5.00) per sq. ft. per year for ~~10,000~~ 11,069 sq. ft. of the RLV Hangar for a total annual rate of ~~Fifty Thousand Dollars ($50,000.00)~~ Fifty Five Thousand Three Hundred Forty-Five Dollars ($55,345.00), which shall be paid monthly in the amount of ~~Four Thousand One Hundred Sixty-Six Dollars and Sixty-Seven Cents ($4,166.67)~~ Four Thousand Six Hundred Twelve Dollars and Eight Cents ($4,612.08).

4. The total annual fee for the above-described Tenant Premises is ~~One Hundred Sixty- Seven Thousand Five Hundred Dollars ($167,500.00)~~ One Hundred Eighty-Three Thousand Five Hundred Thirty-Five Dollars ($183,535.00) for a total monthly billing rate of ~~Thirteen Thousand Nine Hundred Fifty-Eight Dollars and Thirty-Three Cents ($13,958.33)~~ Fifteen Thousand Two Hundred Ninety-Four Dollars and Fifty-Eight Cents ($15,294.58). If Tenant elects to renew this Lease in accordance with Section 5, the Rent for the Renewal Term shall be adjusted 3% upward beginning on the one-year anniversary of the Effective Date of this Lease, and on the same date on an annual basis thereafter.

12. Compliance with Laws and Regulations. Tenant shall comply with all applicable federal, state, and local laws and regulations including, but not limited to, occupational health; safety; security; export control; environmental; and suspension and debarment laws and regulations. Access by Tenant to NASA facilities or property, or to a NASA Information Technology (IT) system or application, is contingent upon compliance with NASA security and safety policies and guidelines including, but not limited to, standards on badging, credentials, and facility and IT system/application access. In addition, Tenant shall comply with the Space Florida Shuttle Landing Facility Tenant Environmental, Safety and HAZMAT Requirements attached hereto as Attachment D, Rev 02/24/2025.

24. Notices. All notices, demands, requests or other instruments required in this Lease to be given by Tenant to Landlord or Landlord to Tenant shall be in writing, hand delivered or sent by prepaid certified or registered mail of the United States by overnight courier such as Federal Express at the address listed below or such other place as the parties may designate from time to time by written notice. Notwithstanding, requests for repairs and maintenance by the Tenant to the Landlord may be requested via e-mail.

Landlord Notices: Space Florida

505 Odyssey Way, Suite 300 Exploration Park, FL 32953

Attn: ~~Desiree Mayfield~~ Linda Master

[****]

Phone: [****]

Facsimile: [****]

For Tenant Premises and ~~James Moffitt~~ Kelly Dollarhide

Reporting Matters: ~~SLF Airfield Manager~~ Director Spaceport Operations

[****]

Phone: [****]

Cell: [****]

For Billing Related Matters: accounting@spaceflorida.gov

Phone: (321) 730-5301

For safety matters, emergency repairs,

and emergency situations: Pete Eggert, [****]

Phone: [****]

5. All provisions of the Agreement that are not specifically amended by this Amendment 03 shall remain in full force and effect.

Authorized parties are signing this Amendment 03 on the Execution Dates below.

Space Florida:	Starfighters International Inc.:

/s/ Denise Swanson	/s/ Timothy A. Franta
Denise Swanson, EVP, CFO & Corporate Administrative Officer	Timothy A. Franta, Vice President of Development

June 3, 2025 Execution Date	June 1, 2025 Execution Date
Execution Date	Execution Date

Attachment A

Starfighters RLV Measurements, Page 1 Rev 02/24/2025

4' off exterior
79
2 Door Walkways 811 Sq. Ft.
11,880 Sq. Ft.
154'
11,880 –811 = 11,069 Sq. Ft.
12
53
COMM (H132)
ROLL-UP DOOR
HANGAR DOOR

Attachment D

Attachment D Tenant Environmental, Safety and Hazardous Materials (HAZMAT) Requirements, Rev 02/24/2025

Attachment D

Tenant Environmental, Safety and Hazardous Materials (HAZMAT) Requirements

These requirements apply to Tenant, and Tenant understands that this may not be a comprehensive list and is solely responsible for compliance with all applicable federal, state and local regulations or requirements.

Tenant will comply with the following:

All operations involving hazardous materials requiring regulatory permits/licenses will require the tenant to submit procedures to Space Florida for review and approval before commencement of operations.

  KCA-4412 (special emphasis on sections XXVIII and XXX, Safety and Environmental Condition, Management and Compliance)
    Prior to commencing operations, KSC Environmental Checklist (KSC Form 21- 608) will be ﬁlled out and submitted to Space Florida, who will approve and forward to the KSC Environmental Management Branch for evaluation.
  29 CFR Subpart H - Hazardous Materials
  29 CFR 1910.1200 - Hazard Communication
  40 CFR 112, SPCC rules and regulations, if capacity is greater than 1320 gallons
  40 CFR Part 260, Hazardous Waste
  Emergency Planning and Community Right to Know Act (EPCRA)
    40 CFR 301-303, Emergency Planning
    40 CFR 304, Emergency release notiﬁcation
    40 CFR 311-312, Hazardous chemical storage and reporting
    40 CFR 313, Toxic chemical release inventory
  49 CFR Subchapter C, Parts 171-180, Hazardous Materials regulations
  Florida Administrative Code (FAC), 62-730, Hazardous Waste
  FAC 62-762, Aboveground Tanks - for storage of petroleum in tanks greater than 550 gallons
  NFPA 30, Flammable and Combustible Liquids Code (Current Edition)
  NFPA 407, Standard for Aircraft Fueling (current Edition)

Tenant Aboveground Storage Tank (AST) Requirements:

  Tank must be Double walled
  Tank must have Anti-siphon
  Tank must have Leak detection
  Tank must have Overﬁll protection
  Tank must have a level gauge
  Tenant must have Fueling plan/Operating procedures
  Tenant must have SPCC Plan if storage capacity is greater than 1320 gallons
  Emergency and spill procedures
  List of and training records for all oil handling personnel
  FEDP tank registration if greater than 550 gall
  Last two FDEP/BCNRMO inspections

Tenant Hazardous Materials (HAZMAT) requirements:

  NASA-STD-8719.12A SAFETY STANDARD FOR EXPLOSIVES, PROPELLANTS, AND PYROTECHNICS
  HAZMAT Inventory - including type, amount/quantity and storage capacity of chemicals and HAZMAT.
  Emergency/Contingency Plan and/or mitigation procedures
  Copy of written Hazard Communication Plan
  Applicable training records (DOT requirement)
  Hazmat/Emergency Coordinator Point of Contact
  Annual EPCRA report

Spills

  Speciﬁc mandatory spill requirements are in KCA-4412, 40 CFR 112, FAC 62-7762, plus any applicable additional state and federal regulations.